Exhibit 5.1

[Letterhead of Morrison & Foerster LLP]

October 1, 2018

Krystal Biotech, Inc.

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Krystal Biotech, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act, together or separately and in one or more series (if applicable), of: up to a maximum aggregate offering price of $200,000,000 (or the equivalent thereof) of (i) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.00001 per share (the “Preferred Stock”), (iii) the Company’s debt securities, as senior, subordinated or junior subordinated, convertible or non-convertible and secured or unsecured debt (the “Debt Securities”), (iv) warrants to purchase the Company’s Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase the Company’s Common Stock or Preferred Stock (the “Rights”), and (vi) units comprised of two or more of the foregoing securities (the “Units”); and, in addition, up to 625,000 shares of the Common Stock offered by Frazier Life Sciences IX, L.P. (the “Selling Stockholder” and, the shares offered by such Selling Stockholder, the “Secondary Shares”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Units and Secondary Shares are collectively referred to herein as the “Securities.”

The Securities are to be sold from time to time, together or separately and in one or more offerings, as set forth in the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”) and any supplements to the Prospectus (collectively, the “Prospectus Supplements,” and each, a “Prospectus Supplement”). The Securities are to be sold pursuant to any purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued pursuant to an indenture between the Company and a trustee to be named in the applicable Prospectus Supplement (the

“Trustee”) in the form filed as an exhibit to the Registration Statement and as amended or supplemented from time to time in accordance with its terms (the “Indenture”). The Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities. The Debt Securities are to be issued in the forms set forth in the Indentures.

As counsel for the Company, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that: (i) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) the Prospectus and any Prospectus Supplements will have been filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the securities are offered, issued and sold as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any Prospectus Supplements; (iv) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto, and that each party thereto (other than the Company) has the corporate or other power and authority to execute, deliver and perform each such document and that each document is the legal, valid and binding obligation of such party (other than the Company) enforceable against such party in accordance with its terms; (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vi) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (vii) with respect to any Debt Securities, the related Indenture and any supplemental indenture thereto will be duly authorized, executed and delivered by the parties thereto in the form that has been filed as an exhibit to the Registration Statement; (viii) all Debt Securities will be issued and sold in compliance with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (ix) the Trustee will be qualified pursuant to the Trust Indenture Act at the time the Debt Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; (x) with respect to any Warrants, Rights and Units under the Registration Statement, the related warrant, rights or unit agreement or agreements, as applicable, will be duly authorized, executed and delivered by the parties thereto in the forms that will be filed as exhibits to the Registration Statement or incorporated by reference therein; (xi) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the prospectus which is part of the Registration Statement; and (xii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

Based on such examination, we are of the opinion that:

1.    With respect to shares of Common Stock, when: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; (b) the issuance and sale of the Common Stock do not violate any applicable law or the charter, by-laws or similar organizational documents of the Company, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

2.    With respect to any particular series of shares of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware; (b) the terms, issuance and sale of the Preferred Stock do not violate any applicable law or the charter, by-laws or similar organizational documents of the Company, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.    With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (f) the terms, issuance and sale of the Debt Securities do not violate any applicable law or the charter, by-laws or similar organizational documents of the Company, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (g) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the applicable Indenture;

4.    With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; (b) the terms, issuance and sale of the Warrants do not violate any applicable law or the charter, by-laws or similar organizational documents of the Company, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (c) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

5.    With respect to the Rights, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Rights and related matters; (b) the terms, issuance and sale of the Rights do not violate any applicable law or the charter, by-laws or similar organizational documents of the Company, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (c) the Rights have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, rights or similar agreement duly authorized, executed and delivered by the Company and a rights agent, and the certificates for the Rights have been duly executed and delivered by the Company and such rights agent, then the Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

6.    With respect to the Units to be issued under a unit agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the unit agreement has been duly authorized by the Company and the unit agent by all necessary corporate action; (iii) the unit agreement has been duly executed and delivered by the Company and the unit agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the unit agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the unit agent pursuant to the unit agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the unit agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.     The Secondary Shares to be offered by the Selling Stockholder pursuant to the Registration Statement have been duly authorized, validly issued, fully paid and are nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)    limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)    rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)    general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Our opinion herein is expressed solely with respect to U.S. federal securities laws, the Delaware General Corporation Law and, as to the Debt Securities constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York.

Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal law or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and any Prospectus Supplements, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Sincerely,

/s/ Morrison & Foerster LLP